FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 15, 2007

AMERICAN METAL & TECHNOLOGY, INC.
(Exact name or registrant as specified in its charter)

Delaware	33-19048-NY	22-2856171
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 W. 5th Street, 26th Floor
Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

(213) 223-2339
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

American Metal & Technology, Inc.’s (the “Company”) board of directors and stockholders each approved by written consent as of November 15, 2007 to amend the Certificate of Incorporation (the “Amendment”) of the Company to decrease the number of authorized shares from two billion (2,000,000,000) shares of common stock and one hundred million (100,000,000) shares of preferred stock to thirty million (30,000,000) shares of common stock and ten million (10,000,000) shares of preferred stock.  The par value of the Company’s stock shall remain at $.0001 per share for both the common and preferred shares.  The amendment shall take effect on December 5, 2007, following the implementation of the reverse stock split set forth in Item 7.01 below.

Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure

Effective at the close of business on December 3, 2007, the Company shall implement a reverse stock split at the ratio of one (1) for one hundred fifty (150), such that stockholders shall receive one (1) share of common stock of the Company for every one hundred fifty (150) shares of common stock currently held, with any post-split fractional shares of common stock resulting being rounded up to the nearest whole post-split share of common stock if equal to or greater than one half (1/2) of a post-split share of common stock, and rounded down to the nearest whole post-split share of common stock if less than one half (1/2) of a post-split share of common stock, and with no change in the par value of shares of common stock.

The Company’s board of directors and shareholders each approved by written consent the reverse stock split on November 15, 2007.  The reverse stock split at the ratio of 1-for-150 will reduce the number of shares of Common Stock outstanding from approximately 1,560,374,357 shares to approximately 10,402,496 shares. As set forth in Item 5.01 of this Current Report, and in connection with the implementation of the reverse stock split, the board of directors and shareholders each authorized by written consent as of November 15, 2007 the decrease in the number of authorized shares to thirty million (30,000,000) shares of common stock and ten million (10,000,000) shares of preferred stock.

Stockholders will receive a transmittal letter with instructions to enable them to surrender their certificates evidencing the pre-split shares and receive certificates for post-split shares in replacement thereof.

On November 16, 2006 the Company issued a press release announcing the upcoming implementation of the reverse stock split. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation
99.1	Press Release dated November 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN METAL & TECHNOLOGY, INC. (Registrant)

Dated: November 16, 2007	By:	/s/ Chen Gao
Chen Gao
Title: President and CEO